UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2024 (June 10, 2024)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2024, the Board of Directors (the "Board") of Sunnova Energy International, Inc. (the "Company") appointed Eric M. Williams (age 46) as Executive Vice President, Chief Financial Officer of the Company. Prior to joining Sunnova, Mr. Williams served from July 2017 to September 2023 as Chief Financial Officer and Executive Vice President of Diversified Energy Company, a dual-listed, publicly-traded independent operator of gas and oil wells within the Appalachian Basin and central region of the United States. Mr. Williams previously managed various disciplines at Callon Petroleum Company including roles in financial reporting, finance, and leading its investor relations efforts. Prior to his time at Callon, his career included various audit, accounting, and financial reporting roles with several publicly traded companies. Mr. Williams is a Certified Public Accountant and received his Master of Accounting from the University of Alabama and his Bachelor of Business Administration in Accounting from Samford University.

In connection with his appointment, the Compensation Committee (the "Committee") of the Board approved the following compensation for Mr. Williams: (i) base salary of $475,000 per annum; (ii) an annual long-term incentive plan grant target of $2.5M with a mix of awards consistent with other executive officers (first grant expected in March 2025, subject to Committee approval); (iii) a target annual bonus percentage of base salary of 75%; (iv) a one-time $1.25M sign-on award with a mix of 50% restricted stock units, 25% options, and 25% premium options each of which will vest, subject to continued employment, on the third anniversary of the date of grant (June 10, 2024); (v) a one-time restricted stock unit grant of $300k, which will vest, subject to continued employment, one-third per year over three years beginning on the first anniversary of the date of grant (June 10, 2024); and (vi) reasonable relocation assistance not to exceed $100,000 to cover qualified moving expense reimbursements, subject to repayment under certain circumstances. The terms and conditions of the awards are consistent with previously disclosed practice. In addition, Mr. Williams entered into the Company's form Executive Severance Agreement and Indemnification Agreement, which are incorporated by reference as Exhibit 10.19 and Exhibit 10.20, respectively, to the Company’s Form 10-K filed on February 22, 2024. There are no arrangements or understandings between Mr. Williams and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Williams succeeds Robert L. Lane, who will depart the company on June 30, 2024. Upon Mr. Williams’ appointment, Mr. Lane ceased to be Executive Vice President, Chief Financial Officer and executive officer of the Company and became Senior Vice President, Finance to assist with the transition. Mr. Lane’s departure was previously reported in the Current Report on Form 8-K filed by the Company on May 1, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: June 10, 2024	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel and Chief Compliance Officer